UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 10, 2011
EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 10, 2011, the compensation committee of the board of directors of Exterran Holdings, Inc. (“we”) approved a form of severance benefit agreement (the “Agreement”) for certain of our executive officers, including all of our Named Executive Officers other than Ernie L. Danner, our President and Chief Executive Officer. The Agreement provides, among other things, that upon termination of such executive’s employment by us without Cause (as defined in the Agreement) or by such executive with Good Reason (as defined in the Agreement) at any time through August 15, 2013, such executive will be entitled to, among other things, (a) a payment equal to the sum of such executive’s annual base salary then in effect and the amount of such executive’s target annual incentive bonus opportunity for the year in which the termination occurs, (b) a payment equal to the product of the executive’s annual target incentive bonus opportunity for the year in which the termination occurs, prorated to the separation date, multiplied by the greater of 50% or the actual performance percentage achieved as of the Separation date under our annual short term incentive plan then in effect, (c) the vesting as of the separation date of such executive’s outstanding unvested restricted stock, restricted stock units and 2010 performance shares granted under the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan that were scheduled to vest within 12 months following the separation date (provided that the executive will receive a cash payment equal to one-half the value of his 2010 performance shares that are scheduled to vest in March 2013 if the separation date occurs on or prior to March 4, 2012), (d) the vesting as of the separation date of such executive’s outstanding phantom units granted under the Exterran Partners, L.P. Long-Term Incentive Plan that were scheduled to vest within 12 months following the separation date and (e) continued coverage under our medical benefit plans for such executive and his or her eligible dependents for up to one year following the separation date. The executive’s entitlement to the payments and benefits set forth in the Agreement are subject to the executive’s execution of a waiver and release for our benefit. The foregoing summary is qualified in its entirety by reference to the Form of Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exterran Holdings, Inc. Severance Benefit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
August 16, 2011	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

10.1	Form of Exterran Holdings, Inc. Severance Benefit Agreement